Exhibit (a)(1)(B)(B)

        Amended and Restated Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(including the Associated Series A Participating Preferred Stock Purchase Rights)

of

ELKCORP

at

$43.50 NET PER SHARE

(CUSIP Number of Class of Securities: 287456107)

by
BMCA ACQUISITION SUB INC.,

a wholly-owned subsidiary of

BMCA ACQUISITION INC.

February 12, 2007

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        BMCA Acquisition Sub Inc., a Delaware corporation (including any successor thereto, "Purchaser"), a wholly-owned subsidiary of BMCA Acquisition Inc. ("Parent"), is making an offer to purchase all the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of ElkCorp, a Delaware corporation (the "Company"), and the associated Series A Participating Preferred Stock purchase rights at a price of $43.50 per Share net to the seller in cash (subject to applicable withholding taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase, dated February 12, 2007 (the "Offer to Purchase"), and the related Amended and Restated Letter of Transmittal (the "Letter of Trasmittal" which, together with the Offer to Purchase, as amended, supplemented or otherwise modified from time to time constitute the "Offer").

        For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

  1.
  Amended and Restated Offer to Purchase, dated February 12, 2007;

  2.
  Amended and Restated Letter of Transmittal, including a Substitute Form W-9, for your use and for the information of your clients;

  3.
  Amended and Restated Notice of Guaranteed Delivery, to be used to accept the Offer if the Shares and all other required documents cannot be delivered to The Bank of New York, the Depositary for the Offer, by the expiration of the Offer;

  4.
  A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

  5.
  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and

  6.
  Return envelope addressed to the Depositary.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

        THE OFFER EXPIRES AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 21, 2007, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED UNDER

THE OFFER MAY BE WITHDRAWN AT ANY TIME ON OR BEFORE THE EXPIRATION DATE AND, UNLESS THERETOFORE ACCEPTED FOR PAYMENT AS PROVIDED HEREIN, MAY ALSO BE WITHDRAWN AT ANY TIME AFTER MARCH 19, 2007 (OR SUCH LATER DATE AS MAY APPLY IF THE OFFER IS EXTENDED).

        Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than D. F. King & Co., Inc. (the "Information Agent"), Bear, Stearns & Co. Inc. (the "Dealer Manager"), or The Bank of New York (the "Depositary")) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 7 of the Letter of Transmittal.

        In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, must be received by the Depositary by 12:00 Midnight, New York City time, on February 21, 2007.

        Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the Dealer Manager at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

Very truly yours,

BMCA Acquisition Sub Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF PURCHASER, THE INFORMATION AGENT, THE DEALER MANAGER OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.